Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report on Form 10-Q of Pegasus Aircraft Partners, L.P. (the "Partnership") for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Wiley, President and Chairman of the Board of Pegasus Aircraft Management Corporation, General Partner of the Partnership, hereby certify that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



Date:  November 14, 2002              By: /s/ RICHARD S. WILEY
                                          --------------------
                                          Richard S. Wiley
                                          President and Chairman of the Board
                                          of Pegasus Aircraft
                                          Management Corporation